Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports First Quarter Results; Segment Operating Margin Continues to Improve

•	Revenues were $1.56 billion for the first quarter of 2013

•	Segment operating margin was 7.7 percent, a 124 bps improvement over Q1 2012

•	Total operating margin was 6.1 percent, up from 5.1 percent in the same period last year

•	Diluted earnings per share was $0.87 for the quarter

•	Cash and cash equivalents at the end of the quarter were $652 million

NEWPORT NEWS, Va. (May 8, 2013) - Huntington Ingalls Industries (NYSE: HII) reported first quarter 2013 revenues of $1.56 billion, relatively flat compared to the same period last year. Segment operating income for the first quarter was $120 million, compared to $101 million in the same period last year. Total operating income for the quarter was $95 million, compared to $80 million in the same period last year. Pension-adjusted operating income for the first quarter was $118 million, or 7.6 percent of revenue, compared to $97 million, or 6.2 percent of revenue, in the comparable period of 2012. These increases were primarily attributable to additional risk retirement at Newport News on the SSN-774 Virginia-class (VCS) program and the absence of unfavorable cumulative adjustments on the LPD-17 San Antonio-class (LPD) program at Ingalls.
First quarter diluted earnings per share was $0.87, compared to diluted earnings per share of $0.67 in the same period of 2012. Pension-adjusted diluted earnings per share for the quarter was $1.17, compared to $0.89 in the comparable period of 2012.
New business awards for the quarter were approximately $3.2 billion, consisting primarily of contracts for CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH) and continued construction preparation for CVN-79 John F. Kennedy.
"HII continues to execute well on its programs at Ingalls Shipbuilding and Newport News Shipbuilding," said Mike Petters, HII's president and chief executive officer. "Even with the continued uncertainty surrounding the defense budget, HII continues to garner support for its programs through alignment with the Navy's priorities and is focused on driving performance to our goal of 9-plus percent operating margin by 2015."

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

First Quarter 2013 Highlights

	Three Months Ended
	March 31
(In millions, except per share amounts)	2013	2012	$ Change	% Change
Revenues	$1,562	$1,568	$(6)	(0.4)%
Segment operating income[1]	120	101	19	18.8%
Segment operating margin %	7.7%	6.4%		124 bps
Total operating income	95	80	15	18.8%
Total operating margin %	6.1%	5.1%		98 bps
Net earnings	44	33	11	33.3%
Diluted earnings per share	$0.87	$0.67	$0.20	29.9%
Weighted-average diluted shares outstanding	50.3	49.5

Pension-adjusted Operating Highlights
Total operating income	95	80
FAS/CAS Adjustment	23	17
Pension-adjusted operating income[2]	118	97	21	21.6%
Pension-adjusted operating margin %[2]	7.6%	6.2%		137 bps

Pension-adjusted Net Earnings
Net earnings	44	33
After-tax FAS/CAS Adjustment[3]	15	11
Pension-adjusted net earnings[2]	59	44
Weighted-average diluted shares outstanding	50.3	49.5
Pension-adjusted diluted earnings per share[2]	$1.17	$0.89	$0.28	31.5%
[1] Non-GAAP metric that excludes non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Non-GAAP metric - see Exhibit B for definition.
[3] Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	March 31
(In millions)	2013	2012	$ Change	% Change
Revenues	$631	$692	$(61)	(8.8)%
Operating income (loss)	26	20	6	30.0%
Operating margin %	4.1%	2.9%		123 bps

Ingalls revenues for the first quarter decreased $61 million, or 8.8 percent, from the same period in 2012, driven by lower sales in amphibious assault programs, partially offset by higher sales in the National Security Cutter (NSC) program. The decrease in amphibious assault program revenues was due to lower sales on LPD-23 USS Anchorage, LPD-24 USS Arlington, LPD-25 Somerset and LHA-6 America, partially offset by higher sales on LPD-26 John P. Murtha, LPD-27 Portland, and LHA-7 Tripoli. Revenues on the NSC program were higher due to higher sales on the construction contracts of NSC-4 Hamilton and NSC-5 James and the advance procurement contract on NSC-6 Munro. Surface combatants revenues remained constant from the same period in 2012 as higher sales on DDG-113 John Finn were offset by lower sales on DDG-114 Ralph Johnson.
Ingalls operating income for the quarter was $26 million, an increase of $6 million over the same period in 2012. The increase was primarily due to the absence of unfavorable cumulative adjustments on the LPD program.
Key Ingalls program milestones for the quarter:

•	AMSEC LLC was awarded an indefinite-delivery/indefinite quantity firm fixed price contract to provide enterprise business process information systems that support the U.S. Navy

•	Main engine light off (MELO) and electric generator light off (EGLO) achieved on LPD-25 Somerset

•
AMSEC LLC was awarded an indefinite-delivery/indefinite quantity contract to support the design, acquisition, production, integration, testing, installation and configuration management of certified C5ISR capabilities

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
(In millions)	2013	2012	$ Change	% Change
Revenues	$950	$895	$55	6.1%
Operating income (loss)	94	81	13	16.0%
Operating margin %	9.9%	9.1%		84 bps

Newport News revenues for the first quarter increased $55 million, or 6.1 percent, from the same period in 2012, primarily driven by higher sales in submarines and fleet support services. Submarine revenues increased due to higher sales on the VCS program primarily driven by risk retirement and the favorable resolution of outstanding contract changes. Higher revenues in fleet support services were primarily the result of increased volumes associated with repair work on SSN-765 USS Montpelier and the CVN-70 USS Carl Vinson planned incremental availability. Aircraft carrier revenues remained stable from the same period in 2012 as higher sales volumes on the construction preparation contract for CVN-79 John F. Kennedy and the advance planning contract for the CVN-72 USS Abraham Lincoln RCOH were offset by lower sales volumes on the execution contract for the CVN-71 USS Theodore Roosevelt RCOH and on an engineering contract on CVN-78 Gerald R. Ford.
Newport News operating income for the quarter was $94 million, a $13 million increase over the same period in 2012. The increase was mainly related to the VCS program primarily driven by risk retirement and the favorable resolution of outstanding contract changes.
Key Newport News program milestones for the quarter:

•	Awarded a $2.6 billion contract for the CVN-72 USS Abraham Lincoln RCOH

•	Awarded a $407 million extension to the construction preparation contract for CVN-79 John F. Kennedy

•	555-metric ton island lowered onto the flight deck of CVN-78 Gerald R. Ford

The Company
Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder at its Newport News Shipbuilding and Ingalls Shipbuilding divisions. Employing about 37,000 in Virginia, Mississippi, Louisiana and California, HII also provides a wide variety of products and services to the commercial energy industry and other government customers, including the Department of Energy. For more information, please visit www.huntingtoningalls.com.
Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET on May 8th. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2013	2012
Sales and service revenues
Product sales	$1,321	$1,353
Service revenues	241	215
Total sales and service revenues	1,562	1,568
Cost of sales and service revenues
Cost of product sales	1,086	1,152
Cost of service revenues	213	189
Income (loss) from operating investments, net	2	3
General and administrative expenses	170	150
Operating income (loss)	95	80
Other income (expense)
Interest expense	(30)	(30)
Earnings (loss) before income taxes	65	50
Federal income taxes	21	17
Net earnings (loss)	$44	$33

Basic earnings (loss) per share	$0.88	$0.67
Weighted-average common shares outstanding	49.8	49.0

Diluted earnings (loss) per share	$0.87	$0.67
Weighted-average diluted shares outstanding	50.3	49.5

Net earnings (loss) from above	$44	$33
Other comprehensive income (loss)
Change in unamortized benefit plan costs	5	24
Other	2	—
Tax benefit (expense) for items of other comprehensive income	(5)	(9)
Other comprehensive income (loss), net of tax	2	15
Comprehensive income (loss)	$46	$48

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31 2013	December 31 2012
Assets
Current Assets
Cash and cash equivalents	$652	$1,057
Accounts receivable, net	1,199	905
Inventoried costs, net	310	288
Deferred income taxes	209	213
Prepaid expenses and other current assets	21	21
Total current assets	2,391	2,484
Property, plant, and equipment, net	2,004	2,034
Goodwill	881	881
Other purchased intangibles, net	542	548
Long-term deferred tax asset	317	329
Miscellaneous other assets	116	116
Total assets	$6,251	$6,392
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$247	$377
Accrued employees’ compensation	199	235
Current portion of long-term debt	38	51
Current portion of postretirement plan liabilities	166	166
Current portion of workers’ compensation liabilities	222	216
Advance payments and billings in excess of revenues	114	134
Other current liabilities	191	205
Total current liabilities	1,177	1,384
Long-term debt	1,779	1,779
Pension plan liabilities	1,316	1,301
Other postretirement plan liabilities	807	799
Workers’ compensation liabilities	404	403
Other long-term liabilities	61	59
Total liabilities	5,544	5,725
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 50.2 million and 49.6 million issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	1	—
Additional paid-in capital	1,892	1,894
Retained earnings (deficit)	39	—
Treasury stock	(1)	(1)
Accumulated other comprehensive income (loss)	(1,224)	(1,226)
Total stockholders’ equity	707	667
Total liabilities and stockholders’ equity	$6,251	$6,392

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2013	2012
Operating Activities
Net earnings (loss)	$44	$33
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	43	42
Amortization of purchased intangibles	6	5
Amortization of debt issuance costs	2	2
Stock-based compensation	9	8
Excess tax benefit related to stock-based compensation	(3)	—
Deferred income taxes	14	17
Change in
Accounts receivable	(294)	(243)
Inventoried costs	(17)	5
Prepaid expenses and other assets	—	2
Accounts payable and accruals	(194)	(125)
Retiree benefits	28	(75)
Net cash provided by (used in) operating activities	(362)	(329)
Investing Activities
Additions to property, plant, and equipment	(30)	(27)
Net cash provided by (used in) investing activities	(30)	(27)
Financing Activities
Repayment of long-term debt	(13)	(8)
Dividends paid	(5)	—
Proceeds from stock option exercises	2	—
Excess tax benefit related to stock-based compensation	3	—
Net cash provided by (used in) financing activities	(13)	(8)
Change in cash and cash equivalents	(405)	(364)
Cash and cash equivalents, beginning of period	1,057	915
Cash and cash equivalents, end of period	$652	$551
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$13	$4
Cash paid for interest	$46	$47
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$2	$3

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “pension-adjusted operating income,” “pension-adjusted operating margin,” “pension-adjusted net earnings,” and “pension-adjusted diluted earnings per share.”

Segment operating income is operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Pension-adjusted operating income is total operating income adjusted for the FAS/CAS Adjustment.

Pension-adjusted operating margin is pension-adjusted operating income as a percentage of total sales and service revenues.

Pension-adjusted net earnings is net income adjusted for the tax adjusted FAS/CAS Adjustment.

Pension-adjusted diluted earnings per share is pension-adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe pension-adjusted operating income, pension-adjusted operating margin, pension-adjusted net earnings and pension-adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
$ in millions	2013	2012
Sales and Service Revenues
Ingalls	$631	$692
Newport News	950	895
Intersegment eliminations	(19)	(19)
Total Sales and Service Revenues	1,562	1,568
Operating Income
Ingalls	26	20
As a percentage of revenues	4.1%	2.9%
Newport News	94	81
As a percentage of revenues	9.9%	9.1%
Segment Operating Income	120	101
As a percentage of revenues	7.7%	6.4%
Non-segment factors affecting operating income
FAS/CAS Adjustment	(23)	(17)
Deferred state income taxes	(2)	(4)
Total Operating Income	95	80
Interest expense	(30)	(30)
Federal income taxes	(21)	(17)
Total Net Earnings	$44	$33

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com